Exhibit 99.1

Benefitfocus, Inc. 843-284-1052 ext. 6846 pr@benefitfocus.com Investor Relations: ICR for Benefitfocus, Inc. Brian Denyeau 646-277-1251 brian.denyeau@icrinc.com

Benefitfocus Announces Second Quarter 2014 Financial Results

Total revenue of $32.3 million grew 33% year-over-year

Employer revenue of $14.3 million grew 59% year-over-year

Charleston, S.C. – August 7, 2014 – Benefitfocus, Inc. (NASDAQ: BNFT), a leading provider of cloud-based benefits software solutions, today announced its second quarter 2014 financial results.

“Benefitfocus reported strong second quarter results from both a revenue and profitability perspective,” said Shawn Jenkins, President and Chief Executive Officer of Benefitfocus. “We believe that employers and carriers are increasingly embracing Benefitfocus’ cloud-based solutions to capitalize on the changes in the benefits market to drive improved employee engagement and cost management.”

Jenkins added, “The transformation of the benefits administration market continues to accelerate. This is enabling employers and carriers to innovate and create new ways to deliver the benefits package that is right for an employee’s individual circumstances. The market is in the early stages of this transformation and we are making investments to position Benefitfocus to capitalize on this multi-billion dollar opportunity.”

Second Quarter 2014 Financial Highlights

Revenue

•	Total revenue was $32.3 million, an increase of 33% compared to the second quarter of 2013.
•	Software revenue was $29.8 million, an increase of 32% compared to the second quarter of 2013.
•	Professional services revenue was $2.5 million, an increase of 50% compared to the second quarter of 2013.
•	Employer revenue was $14.3 million, an increase of 59% compared to the second quarter of 2013.
•	Insurance carrier revenue was $18.0 million, an increase of 17% compared to the second quarter of 2013.

Loss from Operations

•	GAAP operating loss was ($17.4) million, compared to an operating loss of ($9.1) million in the second quarter of 2013.
•	Non-GAAP operating loss was ($15.6) million, compared to a loss of ($8.7) million in the second quarter of 2013.

Net Loss

•	GAAP net loss was ($18.2) million, compared to ($9.6) million for the second quarter of 2013. GAAP net loss per share was ($0.72), based on 25.2 million basic and diluted weighted average common shares outstanding, compared to a GAAP net loss per share of ($2.00) for the second quarter of 2013, based on 4.8 million basic and diluted weighted average common shares outstanding.
•	Non-GAAP net loss was ($15.7) million, compared to ($8.8) million in the second quarter of 2013. Non-GAAP net loss per diluted share was ($0.62) based on 25.2 million basic and diluted weighted average common shares outstanding, compared to ($0.41) for the second quarter of 2013, based on 21.3 million basic and diluted pro-forma weighted average common shares outstanding. These non-GAAP earnings per share calculations assume our convertible preferred stock was converted to common stock for the full second quarter of 2013.

Adjusted EBITDA

•	Adjusted EBITDA was ($13.5) million, compared to ($6.8) million in the second quarter of 2013.

Balance Sheet and Cash Flow

•	Cash, cash equivalents and marketable securities at June 30, 2014 totaled $71.7 million, compared to $75.0 million at the end of the first quarter of 2014.
•	Cash flow from operations was ($7.2) million and free cash flow was ($8.9) million for the second quarter of 2014 after taking into consideration $1.6 million of capital expenditures and capitalized software. This compares to cash flow from operations of $360,000 and free cash flow of ($1.8) million for the second quarter of 2013, after taking into consideration $2.2 million of capital expenditures and capitalized software.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables accompanying this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter and Recent Business Highlights

•	Ended the quarter with 488 large employer customers, up from 348 at the end of the year ago period and 418 at the end of the first quarter of 2014, and 43 insurance carrier customers, consistent with the end of the first quarter of 2014.
•	Added new employer customer relationships with Brookdale Senior Living, Forever 21, Hard Rock Café, McGraw-Hill Education, Office Depot, CDW and Owens Corning, among others.
•	Announced the introduction of the Benefitfocus HR INTOUCH MARKETPLACE®, The Whole Workforce Edition. This new offering extends Benefitfocus’ core HR INTOUCH platform to support an employer’s entire workforce regardless of an individual employee’s eligibility for company-sponsored coverage and supports enrollment in voluntary benefits employee-specific enrollment workflows for full-time, part-time, variable workers and retirees.
•	Andy Howell, the company’s current Chief Operating Officer, has been appointed to the position of Chief Commercial Officer with responsibility for all sales and marketing functions. The company also appointed Ray August to the position of Chief Operating Officer. Previously, Mr. August was the General Manager of the Financial Services division of Computer Sciences Corporation.

Business Outlook

Based on information available as of August 7, 2014, Benefitfocus is providing guidance for the third quarter and updating full year 2014 as indicated below.

Third Quarter 2014:

•	Total revenue is expected to be in the range of $33.5 million to $34.0 million.
•	Non-GAAP net loss is expected to be in the range of ($17.8) million to ($18.3) million, or ($0.70) to ($0.72) per share, based on 25.4 million basic and diluted weighted average common shares outstanding.
•	Adjusted EBITDA is expected to be in the range of ($14.8) million to ($15.3) million.

Full Year 2014:

•	Total revenue is expected to be in the range of $133.6 million to $135.6 million.
•	Non-GAAP net loss is expected to be in the range of ($59.0) million to ($61.0) million, or ($2.35) to ($2.42) per share, based on 25.2 million basic and diluted weighted average common shares outstanding.
•	Adjusted EBITDA is expected to be in the range of ($49.0) million to ($51.0) million.

Conference Call Details:

In conjunction with this announcement, Benefitfocus will host a conference call today, August 7, 2014 at 5:00 p.m. Eastern Time to discuss the company’s financial results. To access this call, dial (855) 233-6991 (domestic) or (317) 586-4497 (international) with conference ID 72817790. A live webcast, as well as the replay, of the conference call will be available on the Investor Relations page of the company’s website at http://investor.benefitfocus.com/. A replay of this conference call can also be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) until September 7, 2014.

About Benefitfocus

Benefitfocus, Inc. (NASDAQ: BNFT) is a leading provider of cloud-based benefits software solutions for consumers, employers, insurance carriers and brokers. Benefitfocus has served more than 23 million consumers on its platform that consists of an integrated portfolio of products and services enabling clients to more efficiently shop, enroll, manage and exchange benefits information. With a user-friendly interface and consumer-centric design, the Benefitfocus Platform provides one place for consumers to access all their benefits. Benefitfocus solutions support the administration of all types of benefits including core medical, dental and other voluntary benefits plans as well as wellness programs. For more information, visit www.benefitfocus.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including non-GAAP loss from operations, net loss, net loss per share, adjusted gross profit, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow, that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP loss from operations, net loss and net loss per share exclude stock-based compensation expenses, amortization of acquisition-related intangible assets, offering costs expensed and interest associated with building lease financing obligations. Adjusted gross profit excludes stock-based compensation, amortization of acquisition-related intangible assets, amortization of software development costs, and depreciation. We define adjusted EBITDA as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and expense related to the impairment of goodwill and intangible assets. We define free cash flow as cash flow from operations less capital expenditures and capitalized software. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: fluctuations in our financial results; the immature and volatile market for our products and services; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; our ability to maintain our culture and recruit and retain qualified personnel; our ability to compete effectively; privacy, security and other risks associated with our business; general economic risks; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec.cfm or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.

Benfitfocus, Inc.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$32,337	$24,332	$63,033	$48,179
Cost of revenue (1)(2)	21,037	14,322	40,263	26,767

Gross profit	11,300	10,010	22,770	21,412
Operating expenses:(1)(2)
Sales and marketing	14,067	10,604	25,054	19,742
Research and development	10,372	5,758	19,150	10,297
General and administrative	4,272	2,742	7,801	5,561
Change in fair value of contingent consideration	—	(13)	—	(43)

Total operating expenses	28,711	19,091	52,005	35,557

Loss from operations	(17,411)	(9,081)	(29,235)	(14,145)
Other income (expense):
Interest income	24	10	50	23
Interest expense	(797)	(523)	(1,385)	(1,043)
Other expense	(1)	(14)	(3)	(38)

Total other expense, net	(774)	(527)	(1,338)	(1,058)

Loss before income taxes	(18,185)	(9,608)	(30,573)	(15,203)
Income tax expense	15	20	29	40

Net loss	$(18,200)	$(9,628)	$(30,602)	$(15,243)

Comprehensive loss	$(18,200)	$(9,628)	$(30,602)	$(15,243)

Net loss per common share:
Basic and diluted	$(0.72)	$(2.00)	$(1.23)	$(3.17)

Weighted-average common shares outstanding:
Basic and diluted	25,200,093	4,809,518	24,872,545	4,803,812

(1) Stock-based compensation included in above line items:
Cost of revenue	$213	$69	$292	$131
Sales and marketing	371	34	535	64
Research and development	366	67	515	133
General and administrative	401	114	549	209
(2) Amortization of acquired intangible assets included in above line items:
Cost of revenue	$59	$63	$117	$127
Sales and marketing	6	9	13	16
Research and development	10	10	19	20
General and administrative	2	2	4	4

Benefitfocus, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of June 30,	As of December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$55,225	$65,645
Marketable securities	16,468	13,168
Accounts receivable, net	21,367	23,668
Prepaid expenses and other current assets	5,293	4,322

Total current assets	98,353	106,803
Property and equipment, net	37,739	27,444
Intangible assets, net	1,103	1,256
Goodwill	1,634	1,634
Other non-current assets	2,181	2,474

Total assets	$141,010	$139,611

Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$2,955	$4,354
Accrued expenses	4,152	3,911
Accrued compensation and benefits	19,083	14,183
Deferred revenue, current portion	15,838	15,158
Financing and capital lease obligations, current portion	3,994	4,288

Total current liabilities	46,022	41,894

Deferred revenue, net of current portion	73,359	65,063
Revolving line of credit	12,757	5,757
Financing and capital lease obligations, net of current portion	21,597	14,263
Other non-current liabilities	1,864	1,202

Total liabilities	155,599	128,179

Commitments and contingencies
Stockholders’ (deficit) equity:
Preferred stock, par value $0.001, 5,000,000 shares authorized, no shares issued and outstanding at June 30, 2014 and December 31, 2013	—	—
Common stock, par value $0.001, 50,000,000 shares authorized, 25,437,722 and 24,495,651 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	25	24
Additional paid-in capital	219,067	214,487
Accumulated deficit	(233,681)	(203,079)

Total stockholders’ (deficit) equity	(14,589)	11,432

Total liabilities and stockholders’ (deficit) equity	$141,010	$139,611

Benefitfocus.com, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities
Net loss	$(30,602)	$(15,243)
Adjustments to reconcile net loss to net cash and cash equivalents (used in) provided by operating activities:
Depreciation and amortization	5,000	3,885
Stock-based compensation expense	1,891	537
Change in fair value and accretion of warrant	446	446
Interest accrual on financing obligation	1,107	884
Change in fair value of contingent consideration	—	(24)
Provision for doubtful accounts	—	51
Loss on disposal or impairment of property and equipment	5	27
Changes in operating assets and liabilities:
Accounts receivable, net	2,301	(5,471)
Accrued interest on short-term investments	93	—
Prepaid expenses and other current assets	(368)	(673)
Other non-current assets	293	—
Accounts payable	(2,055)	1,628
Accrued expenses	125	(323)
Accrued compensation and benefits	4,900	5,643
Deferred revenue	8,977	8,653
Other non-current liabilities	662	168

Net cash and cash equivalents (used in) provided by operating activities	(7,225)	188

Cash flows from investing activities
Purchases of short term investments held to maturity	(12,959)	—
Proceeds from maturity of short-term investments held to maturity	9,566	—
Purchases of property and equipment	(3,730)	(3,419)

Net cash and cash equivalents used in investing activities	(7,123)	(3,419)

Cash flows from financing activities
Draws on revolving line of credit	7,000	—
Proceeds from notes payable borrowing	—	1,465
Repayment of notes payable	—	(1,240)
Proceeds from exercises of stock options	2,244	30
Proceeds from issuance of common stock (excluding IPO)	—	68
Payments of deferred financing costs	—	(1,508)
Payments on financing and capital lease obligations	(5,316)	(1,614)

Net cash and cash equivalents provided by (used in) financing activities	3,928	(2,799)

Net decrease in cash and cash equivalents	(10,420)	(6,030)
Cash and cash equivalents, beginning of period	65,645	19,703

Cash and cash equivalents, end of period	$55,225	$13,673

Supplemental disclosure of non-cash investing activities
Property and equipment acquisitions in accounts payable and accrued expenses	$772	$—

Property and equipment acquired with financing and capital lease obligations	$10,646	$1,102

Post contract support acquired with financing obligations	$604	$—

Benefitfocus, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited, dollars in thousands except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation from Gross Profit to Adjusted Gross Profit:
Gross profit	$11,300	$10,010	$22,770	$21,412
Depreciation	1,385	1,026	2,733	2,020
Amortization of software development costs	767	639	1,463	1,242
Amortization of acquired intangible assets	59	63	117	127
Stock-based compensation expense	213	69	292	131

Adjusted gross profit	$13,724	$11,807	$27,375	$24,932

Reconciliation from Operating Loss to Non-GAAP Operating Loss:
Operating loss	$(17,411)	$(9,081)	$(29,235)	$(14,145)
Amortization of acquired intangible assets	77	84	153	167
Stock-based compensation expense	1,351	284	1,891	537
Offering costs expensed	424	—	424	—

Total net adjustments	1,852	368	$2,468	$704

Non-GAAP operating loss	$(15,559)	$(8,713)	$(26,767)	$(13,441)

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(18,200)	$(9,628)	$(30,602)	$(15,243)
Depreciation	1,712	1,257	3,384	2,476
Amortization of software development costs	767	639	1,463	1,242
Amortization of acquired intangible assets	77	84	153	167
Interest income	(24)	(10)	(50)	(23)
Interest expense on building lease financing obligations	648	442	1,107	885
Interest expense on other borrowings	149	81	278	158
Income tax expense	15	20	29	40
Stock-based compensation expense	1,351	284	1,891	537

Total net adjustments	4,695	2,797	$8,255	$5,482

Adjusted EBITDA	$(13,505)	$(6,831)	$(22,347)	$(9,761)

Reconciliation from Net Loss to Non-GAAP Net Loss:
Net loss	$(18,200)	$(9,628)	$(30,602)	$(15,243)
Amortization of acquired intangible assets	77	84	153	167
Stock-based compensation expense	1,351	284	1,891	537
Interest expense on building lease financing obligations	648	442	1,107	885
Offering costs expensed	424	—	424	—

Total net adjustments	2,500	810	3,575	1,589

Non-GAAP net loss	$(15,700)	$(8,818)	(27,027)	(13,654)

Calculation of Non-GAAP Earnings Per Share:
Non-GAAP net loss	$(15,700)	$(8,818)	$(27,027)	$(13,654)
Weighted average shares outstanding - basic and diluted	25,200,093	4,809,518	24,872,545	4,803,812
Additional weighted average shares giving effect to conversion of convertible preferred stock at the beginning of the period	—	16,496,860	—	16,496,860

Shares used in computing non-GAAP net loss per share - basic and diluted	25,200,093	21,306,378	24,872,545	21,300,672

Non-GAAP net loss per common share - basic and diluted	$(0.62)	$(0.41)	$(1.09)	$(0.64)